Exhibit H(8)

AMENDMENT

DATED DECEMBER 31, 2020 TO

AMENDED AND RESTATED

ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT

for MassMutual Select Funds

WHEREAS, MassMutual Select Funds (the “Trust”) on behalf of each of its series listed on Exhibit B thereto (each a “Fund”Jan) and MML Investment Advisers, LLC (the “Manager”) have entered into an Amended and Restated Administrative and Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, the Trust, on behalf of each Fund, and the Manager wish to amend the Agreement as follows:

Pursuant to Article V, Section C, the following hereby replaces, in its entirety, Exhibit B:

EXHIBIT B

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
Total Return Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Strategic Bond Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
BlackRock Global Allocation Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Diversified Value Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Fundamental Value Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
S&P 500® Index Fund	None	0.10%	0.25%	0.35%	0.35%	0.25%	0.25%
Equity Opportunities Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Fundamental Growth Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Blue Chip Growth Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Growth Opportunities Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Mid-Cap Value Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Small Cap Value Equity Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Small Company Value Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
S&P® Mid Cap Index Fund	None	0.10%	0.25%	0.35%	0.35%	0.25%	0.25%
Russell 2000® Small Cap Index Fund	None	0.10%	0.25%	0.35%	0.35%	0.25%	0.25%
Mid Cap Growth Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
Small Cap Growth Equity Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
MSCI EAFE® International Index Fund	None	0.10%	0.25%	0.35%	0.35%	0.25%	0.25%
Overseas Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3
Equity Asset Fund	None	N/A	N/A	N/A	N/A	N/A	N/A
20/80 Allocation Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
40/60 Allocation Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
60/40 Allocation Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
80/20 Allocation Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan In Retirement Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2020 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2025 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2030 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2035 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2040 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2045 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2050 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2055 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%
RetireSMARTSM by JPMorgan 2060 Fund	None	0.10%	0.20%	0.30%	0.30%	0.20%	0.20%

	Class I	Class M5	Class M4	Class M3
MassMutual Select T. Rowe Price Large Cap Blend Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price International Equity Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Real Assets Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Bond Asset Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Index Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Retirement 2005 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2010 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2015 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2020 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2025 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2030 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2035 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2040 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2045 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2050 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2055 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2060 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement Balanced Fund	None	0.15%	0.15%	0.15%

IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL SELECT FUNDS
on behalf of its series identified on Exhibit B hereto, as the same may from time to time be amended

By:	/s/ Renee Hitchcock
Renee Hitchcock
CFO and Treasurer

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Douglas Steele
Vice President